Exhibit 99.1

N E W S   R E L E A S E

For Immediate Release

Contact:	HemaCare Corporation
Robert S. Chilton, Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  March 22, 2007

HEMACARE REPORTS 12% GROWTH IN 2006 NET EARNINGS ON RECORD REVENUE

LOS ANGELES - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) announced today results of operations for the fourth quarter and the year ended December 31, 2006.  The Company reported record revenues of $10.7 million for the quarter, an increase of 21% from the prior-year period.  Net income of $958,000 for the fourth quarter, or $.11 basic and $.10 fully diluted earnings per share, represented a 49% improvement over the same quarter of 2005.  The quarter’s net income included a $549,000 net tax benefit resulting from the recognition of deferred tax assets.  Pretax income for the fourth quarter of 2006 was $409,000, representing a decline of 39% compared with the same quarter of 2005, primarily from a one-time cost of $123,000 associated with the relocation of the Company’s corporate offices and portions of the Company’s operations during the quarter.

For the year ended December 31, 2006, the Company reported record revenue of $36.5 million, representing a 17% increase over 2005.  Net income for 2006 was $1,851,000, or $0.22 per share basic and $0.20 per share diluted, representing an increase of 12% from $1,655,000, or $0.20 per share basic and $0.19 per share diluted, reported for 2005.  This increase was driven by a 19% increase in blood services gross profit in 2006 compared to 2005, which was due to higher blood services revenue resulting from a 13% increase in the number of apheresis procedures performed, primarily in the Company’s Mid-Atlantic region.  Overall gross profit for the Company increased $153,000, or 2.3%, compared to 2005.

General and administrative expenses for the year increased 10% to $5.4 million from $4.9 million in 2005 principally caused by $402,000 in share-based non-cash compensation expense as a result of the adoption

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of Statement of Financial Accounting Standards No 123R (“SFAS 123R”) in 2006.  If the Company had adopted SFAS 123R in 2005, net income in 2006 would have represented a 25.5% improvement over proforma 2005 net income.  In addition, increases in insurance, staff compensation and benefits, banking charges, bad debt and interest expenses were partially offset by a decrease in outside consultant and temporary personnel costs.  For all of 2006, general and administrative expenses represented 15% of revenue, a decrease from 16% reported in 2005.

  Commenting on the 2006 results, Judi Irving, President and Chief Executive Officer, stated, “We are  pleased to report record revenue for both the fourth quarter and all of 2006, and three consecutive strong profitable years.  Our Mid-Atlantic blood services operations performed particularly well in 2006, as did HemaCare BioScience, our new research products subsidiary which we purchased at the end of the third quarter.  Both are well positioned going into 2007 to continue the progress achieved in 2006.  Our transfusable blood products business segment did not perform as well in 2006, especially our Maine operations.  We have a new management team in place in Maine, and I have the utmost confidence they will improve the performance of our operations in 2007.  HemaCare also completed several significant infrastructure investments in 2006, including the construction and occupancy of new space for our operations in California, and the implementation of several important systems projects.  We are also about to commence the implementation of a new blood bank information system that will simplify our operations and support growth in future years.  Although this project will take two years for complete implementation, we will begin to derive benefits from this effort before the end of this year.   We remain focused on growth and enhanced profitability, and look forward to 2007 with enthusiasm.”

HemaCare will be holding an interactive investor conference call on Thursday, March 22, 2007 at 1:00 pm (Eastern Time).  Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and Chief Financial Officer, will review the 2006 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare’s fourth quarter and full year 2006 financial results conference call, conference ID number 1054560.  A recording will be available two hours following the call through midnight, March 29, 2007 that can be replayed by calling 800-642-1687, ID number 1054560.  After March 29, 2007, the recording will be available on the Company’s web site, www.Hemacare.com.

ABOUT HEMACARE CORPORATION

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry.  HemaCare is licensed by the FDA and accredited by the American Association of Blood Banks.  The Company focuses on the customized delivery of human blood-related products and services.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.)  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation, the Company’s ability to continue or maintain the improvement in the revenues and margins of its blood products or blood services segments; its ability to continue to control general and administrative expenses as a percent of sales; the need to successfully complete its operating plan to improve profits; the potential inability of the Company to meet future

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capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company’s ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; business interruption due to hurricanes or earthquakes could adversely impact profitability; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

(Financial Table Follows)

HemaCare Corporation

Condensed Consolidated Data

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Statements of Income:

Revenues	$10,688,000	$8,855,000	$36,484,000	$31,227,000

Gross Profit	$1,860,000	$1,899,000	$6,729,000	$6,576,000

General and administrative expenses(1)	$1,451,000	$1,231,000	$5,395,000	$4,890,000

Income before income taxes	$409,000	$668,000	$1,334,000	$1,686,000

(Benefit) provision for income taxes	$(549,000)	$24,000	$(517,000)	$31,000

Net income	$958,000	$644,000	$1,851,000	$1,655,000

Basic earnings per share(2)	$0.11	$0.08	$0.22	$0.20

Diluted earnings per share[2]	$0.10	$0.08	$0.20	$0.19

Weighted average shares outstanding — basic	8,496,000	8,190,000	8,265,000	8,121,000

Weighted average shares outstanding - diluted	9,358,000	8,970,000	9,095,000	8,847,000

(1)  Includes impact of Company’s adoption of SFAS 123R in the three month and year ended December 31, 2006 of $43,000 and $402,000, respectively, in non-cash share-based compensation expense.

(2)  Earnings per share adjusted to reflect quarterly amount for proper representation of annual earnings per share. Some rounding differences may exist

	December 31, 2006	December 31, 2005
Balance Sheets:

Assets
Cash and cash equivalents	$1,136,000	$2,612,000
Other current assets	9,390,000	5,097,000
Non-current assets	8,521,000	2,837,000
Total assets	$19,047,000	$10,546,000

Liabilities and Shareholders’ Equity
Current liabilities	$8,669,000	$3,551,000
Long-term liabilities	525,000	7,000
Shareholders’ equity	9,853,000	6,988,000
Total liabilities and shareholders’ equity	$19,047,000	$10,546,000

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